UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (a)        Departure of Director. Not applicable.

    (b)        Departure of Director. Effective March 7, 2006, G.W. Norman Wareham resigned from the Board of Directors of WidePoint Corporation (the “Company”).

    (c)        Appointment of New Officer. Not applicable.

    (d)        Election of New Director. On March 10, 2006, Mr. Morton S. Taubman was appointed to the Board of Directors of the Company, filling the vacancy created by the aforementioned resignation of G.W. Norman Wareham. Mr. Taubman will serve as a member of the Company’s Compensation Committee and its Audit and Finance Committee. During the period since January 1, 2005, Mr. Taubman’s son received approximately $7,500 as compensation for legal services provided to the Company. During the same period, Mr. Taubman’s son also received approximately $57,000 as a result of his position as a principal of TriPoint Capital Advisors, LLP (“TriPoint”) related to fees paid by the Company to TriPoint for advisory services rendered to the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: March 13, 2006	James T. McCubbin
Vice President and Chief Financial Officer

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